N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Envision Growth

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	50,180		0.05		1,119,038	9.25
Class B	  5,108		0.01		   624,805	9.22
Class C	  1,008		0.01		   127,429	9.22
Class I	  1,841		0.06		     33,657	9.25

Evergreen Envision Growth and Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,111,430 	  0.12	8,533,338	7.92
Class B	  33,425	 0.10	350,816	7.90
Class C	    9,913	   0.10	102,946	7.90
Class I	    3,988	  0.13	29,570	7.92







Evergreen Envision Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	263,818	0.25		1,016,567	9.07
Class B	22,879		0.21		112,685	9.05
Class C	5,767		0.22		27,089		9.04
Class I	2,879		0.26		10,954		9.05

Evergreen Asset Allocation Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	12,904,438	0.04		293,312,214	13.56
Class B	  6,198,474	0.04		143,749,356	13.36
Class C	14,206,079	0.04		328,543,505	13.10
Class I	1,019,170  	0.04		27,383,571	13.66
Class R	40,816		0.04		1,012,010	13.46